Exhibit 99.1

Jayco, Corp.

and Subsidiary and Affiliate

Consolidated Financial Report

12.31.2015

Contents

Independent Auditor’s Report	1-2

Financial Statements

Consolidated balance sheet	3

Consolidated statement of income	4

Consolidated statement of stockholders’ equity	5

Consolidated statement of cash flows	6

Notes to consolidated financial statements	7-16

Independent Auditor’s Report

To the Board of Directors

Jayco, Corp. and Subsidiary and Affiliate

Middlebury, Indiana

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Jayco, Corp. and Subsidiary and Affiliate which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

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To the Board of Directors

Jayco, Corp. and Subsidiary and Affiliate

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jayco, Corp. and Subsidiary and Affiliate as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the 2015 financial statements have been restated to reflect the Company’s revocation of the adoption of the Private Company Council alternatives. Our opinion is not modified with respect to this matter.

Elkhart, Indiana

June 22, 2016

Jayco, Corp. And Subsidiary And Affiliate

Consolidated Balance Sheet

December 31, 2015

2015
As Restated

ASSETS

Current Assets
Cash	$31,522,009
Investment in trading securities	6,861,690
Receivables	88,020,406
Inventories	115,426,655
Prepaid expenses	2,951,018

Total current assets	244,781,778

Property and Equipment, at depreciated cost	53,817,010

Intangible Assets, net	2,201,335

Goodwill	852,770

Cash Value of Life Insurance	5,456,586

Other Assets	42,055

$307,151,534

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$40,725,469
Accrued liabilities	107,487,736

Total current liabilities	148,213,205

Long-Term Liabilities
Deferred compensation	3,469,461
Supplemental executive retirement plan obligation	7,047,240

Total long-term liabilities	10,516,701

Commitments and Contingencies

Stockholders’ Equity
Common stock	4,921,461
Retained earnings	143,500,167

148,421,628

$307,151,534

See notes to consolidated financial statements.

Jayco, Corp. And Subsidiary And Affiliate

Consolidated Statement Of Income

Year Ended December 31, 2015

2015
As Restated

Net sales	$1,476,236,565

Cost of goods sold	1,336,551,281

Gross profit	139,685,284

Operating expenses:
Selling	35,864,527
General and administrative	33,861,160

69,725,687

Operating income	69,959,597

Nonoperating income (expense):
Investment income	276,926
Interest expense	(221,585)

55,341

Net income	$70,014,938

See notes to consolidated financial statements.

Jayco, Corp. And Subsidiary And Affiliate

Consolidated Statement Of Stockholders’ Equity

Year Ended December 31, 2015

	Common Stock	Retained Earnings	Total

Balance, December 31, 2014, as restated	$4,921,461	$107,581,222	$ 112,502,683
Net income	-	70,014,938	70,014,938
Dividends	-	(34,095,993)	(34,095,993)

Balance, December 31, 2015, as restated	$4,921,461	$143,500,167	$ 148,421,628

See notes to consolidated financial statements.

Jayco, Corp. And Subsidiary And Affiliate

Consolidated Statement Of Cash Flows

Year Ended December 31, 2015

2015
As Restated
Cash Flows From Operating Activities
Net income	$70,014,938
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	6,006,920
Deferred compensation	130,000
(Gain) on sale of property and equipment	(163,477)
(Increase) decrease in cash value of life insurance	(128)
Unrealized loss on trading securities	632,507
Supplemental executive retirement plan obligation	(571,957)
Change in assets and liabilities:
Decrease (increase) in:
Receivables	(24,475,574)
Inventories	(19,001,059)
Prepaid expenses	19,661
Increase in:
Accounts payable	5,998,949
Accrued liabilities	20,872,324

Net cash provided by operating activities	59,463,104

Cash Flows From Investing Activities
Proceeds from sale of property and equipment	835,728
Purchase of property and equipment	(15,034,172)
Proceeds from sale of trading securities	297,986
Premiums paid on life insurance	(283,719)
Payments on due to seller	(2,088,006)
Other	7,404

Net cash used in investing activities	(16,264,779)

Cash Flows From Financing Activities
Deferred compensation payments	(86,194)
Dividends paid	(34,095,993)
Supplemental executive retirement plan payments	(297,986)

Net cash used in financing activities	(34,480,173)

Increase in cash	8,718,152

Cash, beginning	22,803,857

Cash, ending	$31,522,009

See notes to consolidated financial statements.

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Note 1.	Nature of Businesses and Significant Accounting Policies

Nature of businesses:

Jayco, Corp. is a management company and the holding company of Jayco, Inc.

Jayco, Inc. and its wholly-owned subsidiary, Highland Ridge RV, Inc. are manufacturers of recreational vehicles. The recreational vehicles are sold throughout the United States and Canada and the majority of these vehicles are financed by dealers through financial institutions. Premium Custom Painting Co., a wholly-owned subsidiary of Jayco, Inc., provides painting services, primarily to Jayco, Inc.

Gen23, Corp. is a holding company for Jayco International Sales, Inc.

Jayco International Sales, Inc. is an interest charge domestic international sales corporation.

Highland Ridge RV, Inc. (“Highland Ridge”) was formed during 2014 to acquire substantially all of the assets of Open Range RV, Inc. and RPG Investments.

Premium Custom Painting Co. was formed during 2014 to acquire substantially all of the assets of Herremans Custom Paint and Graphics.

Significant accounting policies:

Principles of consolidation:

The consolidated financial statements include Jayco, Corp. and its wholly-owned subsidiary, Jayco, Inc. (“Jayco”) and its wholly-owned subsidiaries Highland Ridge RV, Inc. and Premium Custom Painting Co., collectively referred to as the Companies. The consolidated financial statements also include an affiliate, Gen23, Corp. and its wholly-owned subsidiary, Jayco International Sales, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash:

The Companies have cash on deposit with financial institutions which, at times, may exceed the limits of insurance coverage provided by the Federal Deposit Insurance Corporation.

Investments in trading securities:

The supplemental executive retirement plan investments, consisting of mutual funds, have been classified as trading securities; therefore, realized and unrealized gains and losses have been included in income. Trading securities are stated at fair value.

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Trade receivables:

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are considered past due after thirty days and are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Inventories:

Inventories are stated at the lower of cost or market. At December 31, 2015, approximately 89% of inventories, including chassis, are determined by the last-in, first-out (LIFO) method. The first-in, first-out (FIFO) method is used in costing all other inventories.

Depreciation:

Depreciation of property and equipment is computed principally by the straight-line method over the following estimated useful lives:

Years

Land improvements	10
Buildings and improvements	20-39
Machinery and equipment	5-10
Transportation equipment	3-5
Office furniture and equipment	5-10

Intangibles and long-lived assets:

The Companies review their intangibles and long-lived assets periodically to determine potential impairment by comparing the carrying value of the intangibles and long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net undiscounted cash flows be less than the carrying value, the Companies would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets. For intangible assets that are not deemed to have indefinite lives, a straight-line amortization method is utilized based on the estimated useful life, with no residual value. The Companies concluded that there was no impairment at December 31, 2015.

Goodwill:

The Companies assess their goodwill for impairment annually on December 31 of each year, as well as when an event triggering impairment may have occurred. The Companies evaluate the recoverability of goodwill allocated to each reporting unit by estimating the fair value of each reporting unit. If this assessment indicates that fair value of the reporting unit is more likely than not to be less than book value, the Companies perform a two-step impairment test. The first step tests for impairment, while the second step, if necessary, measures the impairment. If the fair value of the reporting unit is less than the carrying value of the net assets and related goodwill, the Companies perform the second step to determine the amount of impairment loss, if any. Impairment losses, limited to the carrying value of goodwill, represent the excess of the carrying amount of a reporting unit’s goodwill over its implied fair value. Based on the results of the first step test, the Companies concluded that its goodwill was not impaired at December 31, 2015.

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Revenue recognition and delivery costs:

Jayco generally manufactures products based on specific orders from customers and ships completed products only after receiving credit approval from financial institutions. Revenue is recognized when title passes to the customer, which is when the product is shipped to customers in accordance with shipping terms, which are primarily FOB shipping point.

For the year ended December 31, 2015, reported net sales include delivery revenues totaling approximately $67,900,000. The expense associated with the cost of delivery for the year ended December 31, 2015 is approximately $69,400,000, and is reflected in cost of goods sold.

Advertising costs:

Advertising costs are expensed as incurred. Total advertising costs were approximately $11,400,000 for the year ended December 31, 2015.

Warranties:

Jayco provides a limited warranty primarily for a period of two years after the retail sale date for its products. Jayco’s standard warranty requires Jayco or its dealers to repair or replace defective products during such warranty period at no cost to the consumer. Jayco estimates the costs that may be incurred under its basic limited warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect Jayco’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, and cost per claim. Jayco periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. Jayco utilizes historical trends and analytical tools to assist in determining the appropriate loss reserve levels.

Changes in Jayco’s warranty liability during the year ended December 31, 2015 is as follows:

Balance, beginning	$58,336,550
Accruals for products sold	60,397,451
Payments made	(48,859,001)

Balance, ending	$69,875,000

Inventory repurchase liability:

The reserve methodology used to record an estimated expense and loss reserve in each accounting period is based upon Jayco’s repurchase history. Subsequent to the inception of the repurchase commitment, Jayco evaluated the likelihood of repurchase and adjust the estimated loss reserve and related consolidated statement of income account accordingly. This potential loss reserve is presented as a reduction in trade receivables in the accompanying consolidated balance sheets. Potential increases in losses may result from more recent market difficulties in the recreational vehicle industry. If Jayco was obligated to repurchase a significant number of units under any repurchase agreement, their business, operating results and financial condition could be adversely affected.

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Repurchase sales are recorded as a revenue transaction, and the net difference between the original repurchase price and the resale price will be recorded against the loss reserve and is presented in selling, general, and administrative expenses in the accompanying consolidated statements of income.

New accounting pronouncements:

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 “Revenue from Contract with Customers (Topic 606),” which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. This standard will supersede most current revenue recognition guidance. Under the new standard, entities are required to identify the contract with a customer, identify the separate performance obligations in the contract, determine the transaction price, allocate the transaction price to the separate performance obligations in the contract and recognize the appropriate amount of revenue when (or as) the entity satisfies each performance obligation. The standard is effective for fiscal years, and the interim periods within those years, beginning on or after December 15, 2018. Entities have the option of using either retrospective transition or a modified approach in applying the new standard. The Company believes there will be minimal impact upon the adoption of the new standard on the Company’s consolidated financial statements.

Subsequent events:

The Companies have evaluated subsequent events for potential recognition and/or disclosure through June 22, 2016, the date the consolidated financial statements were available to be issued.

Note 2.	Restatement

The financial statements as of and for the year ended December 31, 2015 have been restated to reflect the Company’s revocation of the Private Company Council alternatives. The following financial statement line items were affected by the restatements.

	As Originally Reported	Adjustment	As Restated

Balance Sheet:
Intangible assets, net	$1,286,255	$915,080	$2,201,335
Goodwill	718,148	134,622	852,770
Total assets	306,101,832	1,049,702	307,151,534

Retained earnings	142,450,465	1,049,702	143,500,167

Total liabilities and stockholders’ equity	306,101,832	1,049,702	307,151,534

Statement of Income:
General and administrative	33,627,390	233,770	33,861,160
Net income	70,248,708	(233,770)	70,014,938

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Note 3.	Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Companies use various methods including market, income and cost approaches. Based on these approaches, the Companies often utilize certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Companies utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Companies are required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly.

Level 3 Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

During the year ended December 31, 2015, there were no changes to the Company’s valuation techniques that had, or are expected to have, a material impact on its consolidated financial position or results of operations.

The standard requires the use of observable market data if such data is available without undue cost and effort. There were no transfers of investments between the fair value hierarchy levels during the year ended December 31, 2015. The following is a description of the valuation methodologies used for instruments measured at fair value:

Investment in trading securities:

The fair value of investment securities is based on quoted market prices from the active market on which the individual securities are traded. The fair value estimates are classified as Level 1.

Note 4.	Receivables

The composition of receivables as of December 31, 2015 is as follows:

Trade	$86,516,410
Less allowance for doubtful accounts	580,000

85,936,410
Other	2,083,996

$88,020,406

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Note 5.	Inventories

Inventories at December 31, 2015 are composed of the following:

Raw materials	$28,584,664
Work in process, excluding chassis	9,454,854
Finished goods, excluding chassis	36,784,887
Chassis	52,202,250

127,026,655
Less LIFO reserve	11,600,000

$115,426,655

The use of the last-in, first-out (LIFO) method of determining the cost of inventories increased net income for the year ended December 31, 2015 by approximately $1,500,000.

Note 6.	Property and Equipment

The cost of property and equipment and the related accumulated depreciation as of December 31, 2015 is as follows:

Land and improvements	$22,656,551
Buildings and improvements	61,945,527
Machinery and equipment	23,552,905
Transportation equipment	2,048,724
Office furniture and equipment	15,250,057
Construction in progress	1,516,068

126,969,832
Less accumulated depreciation	73,152,822

$53,817,010

Note 7.	Intangible Assets

Intangible assets at December 31, 2015 consist of the following:

				Estimated
		Accumulated		Useful
	Cost	Amortization	Net	Lives

Trade names	$1,830,000	$543,745	$1,286,255	15
Customer list	950,000	248,809	701,191	7
Non-competition agreement	550,000	336,111	213,889	3

	$3,330,000	$1,128,665	$2,201,335

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Amortization expense relating to intangibles for the year ended December 31, 2015 was approximately $441,000. Annual amortization for intangible assets for the years ending December 31, 2016 through 2020 and thereafter is as follows:

2016	$441,056
2017	288,278
2018	257,722
2019	257,722
2020	257,722
Thereafter	698,835

$2,201,335

Note 8.	Pledged Assets and Line of Credit

Jayco has a line of credit with a bank with an availability of $50,000,000, none of which was outstanding at December 31, 2015. Borrowings against the line of credit bear interest at LIBOR (0.24% at December 31, 2015) plus 2.00%, are secured by substantially all assets of Jayco, and are due upon demand. The agreement contains certain financial covenants and expires May 31, 2016.

At December 31, 2015, Jayco has a letter of credit in the amount of $13,005,000 with a bank, none of which was outstanding.

Note 9.	Accrued Liabilities

The composition of accrued liabilities as of December 31, 2015 is as follows:

Wages and related taxes	$17,843,503
Warranty	69,875,000
Health and liability insurance	1,740,999
Dealer incentives	12,789,581
Delivery	2,760,000
Other	2,478,653

$107,487,736

Note 10.	Common Stock

Common stock at December 31, 2015 consists of the following:

Common stock:
Voting: no par value; authorized 6,060,000 shares; issued and outstanding 114,245.5 shares at December 31, 2015	$666,701
Non-voting: no par value; authorized 29,940,000 shares; issued and outstanding 2,534,561.5 shares at December 31, 2015	4,254,760

$4,921,461

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Jayco, Corp. has agreements with stockholders which gives Jayco, Corp. the option to purchase said shares upon the death of each stockholder. The agreements specify the procedure for valuing the shares and the terms of payment. Jayco, Corp. has life insurance policies on the significant stockholders that will provide adequate proceeds to repurchase said shares.

Note 11.	Income Taxes

The Companies, with the consent of their stockholders, have elected to have their income taxed under Section 1362 of the Internal Revenue Code and a similar section of the state tax laws which provide that, in lieu of corporation income taxes, the stockholders account for their proportionate shares of the Companies’ items of income, deduction, losses, and credits. The Companies have and intend to make cash distributions for the stockholders’ individual tax liabilities on taxable income generated by the Companies.

The Companies have evaluated their tax positions and have concluded that they have taken no uncertain tax positions that require adjustment to the financial statements. With few exceptions, the Companies are no longer subject to tax examinations by the U.S. federal, state or local tax authorities for years before 2012.

Note 12.	Major Customer

One customer accounted for more than 10% of the Companies’ consolidated net sales for the year ended December 31, 2015. Net sales and the related accounts receivable balance for this customer for the year ended December 31, 2015 were approximately $187,500,000 and $14,400,000 respectively.

Note 13.	Employee Benefit Plans

Profit-sharing plans:

Jayco has a defined-contribution plan, more commonly known as a 401(k) plan, which covers substantially all of the Companies’ employees. The plan provides for contributions in such amounts as the Board of Directors may annually determine. Profit-sharing expense for the year ended December 31, 2015 was approximately $1,156,000.

The Companies have a Supplemental Executive Retirement Plan (SERP), which covers certain members of management. Eligible participants can contribute a percentage of their pre-tax annual compensation as defined in the plan. In addition, the Company provides discretionary contributions to the plan determined annually by the Board of Directors. Participants direct the investment contributions into various mutual funds offered by the plan. The investments of the plan are reported at fair value. Profit sharing expense related to the SERP for the year ended December 31, 2015 was approximately $165,000.

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Deferred compensation obligations:

Jayco, Corp. has entered into deferred compensation agreements with certain key executives which provide benefits payable over a ten-year period commencing at normal retirement, or upon later retirement from Jayco. Under certain circumstances, including death, total disability, or a change in ownership control of Jayco, payment of the benefit would be accelerated. The present value of the estimated liabilities under these agreements is being accrued using a discount rate of 8.00% ratably over the remaining service period to the date when the executives are first eligible for benefits. The deferred compensation charged to expense totaled approximately $130,000 for the year ended December 31, 2015. Jayco, Corp. has purchased life insurance on the key executives to partially fund these liabilities.

Note 14.	Discretionary Bonuses

Jayco pays discretionary bonuses to their officers and other key employees. The amounts of these bonuses charged to general and administrative expenses were approximately $11,600,000 for the year ended December 31, 2015.

Note 15.	Commitments and Contingencies

In connection with its dealers’ wholesale floor-plan financing of recreational vehicles, Jayco and Highland Ridge have entered into repurchase agreements with various lending institutions. The repurchase commitment is on an individual unit basis with a term from the date it is financed by the lending institution through payment date by the dealer, generally not exceeding two years. Outstanding obligations are approximately $247,000,000 at December 31, 2015. Such agreements are customary in the recreational vehicle industry and Jayco and Highland Ridge’s exposure to loss under such agreements is limited by the resale value of the inventory which is required to be repurchased. Jayco and Highland Ridge’s estimated liability for losses on contracts outstanding at December 31, 2015 is approximately $575,000.

Jayco has a partially self-insured health plan for their employees for up to $200,000 per participant and approximately $13,300,000 annually in aggregate. The excess loss portion of the employees’ coverage has been reinsured with a commercial carrier. The total amount charged to expense for the years ended December 31, 2015, net of employee withholdings, is approximately $5,400,000.

Jayco has a partially self-insured workers’ compensation plan for their employees for up to $250,000 per participant, and approximately $6,000,000 annually in aggregate. The excess loss portion of the employees’ coverage has been reinsured with a commercial carrier. The total amount of expense for the year ended December 31, 2015 is approximately $1,500,000.

Jayco has a partially self-insured product liability plan for their products for up to $250,000 per claim up to $1,000,000, and approximately $2,000,000 annually in aggregate. The excess loss portion of the coverage has been reinsured with a commercial carrier.

Various claims and lawsuits are pending against the Companies. After reviewing these matters, management believes the aggregate liability, if any, resulting from them will not have a significant adverse effect on the Companies.

Jayco, Corp. and Subsidiary and Affiliate

Notes to Consolidated Financial Statements

Note 16.	Cash Flows Information

Supplemental information relative to the statements of cash flows for the year ended December 31, 2015 is as follows:

Supplemental disclosures of cash flows information:
Cash payments for interest	$228,973